PROMEDCO MANAGEMENT COMPANY
EXHIBIT 21
List of Subsidiaries

                                                                 State of
               Subsidiary                                      Incorporation

ProMedCo of Abilene, Inc.                                     Delaware
Commonwealth Health Management Services, Inc.                 Massachusetts
ProMedCo of Champaign, Inc.                                   Illinois
ProMedCo of The Coastal Bend, Inc.                            Delaware
ProMedCo of Cullman, Inc.                                     Alabama
ProMedCo of Denton, Inc.                                      Delaware
ProMedCo of Fort Myers, Inc.                                  Florida
PHB Management Company, Inc.                                  PA
ProMedCo of Lake Worth, Inc.                                  Delaware
ProMedCo of Las Cruces, Inc.                                  New Mexico
ProMedCo of Mayfield, Inc.                                    Kentucky
ProMedCo of Permian Basin, Inc.                               Delaware
ProMedCo of East Tennessee, Inc.                              Tennessee
ProMedCo of Southwest Florida, Inc.                           Florida
ProMedCo of Pinellas/Pasco, Inc.                              Florida
PMC Medical Management, Inc.                                  Maine
ProMedCo of the Hudson Valley, Inc.                           14-1809486
ProMedCo of Northern Nevada, Inc.                             Nevada
ProMedCo of Southern Maryland, Inc.                           Maryland
ProMedCo of Sarasota, Inc.                                    Florida
ProMedCo of Temple, Inc.                                      Delaware